UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) : August 24, 1999

                    NEW WORLD COFFEE - MANHATTAN BAGEL, INC.
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             (Exact name of registrant as specified in its charter)

         DELAWARE                     0-27148                  13-3690261
         --------                     -------                  ----------
(State of other jurisdiction  (Commission File Number)       (IRS Employer
     of incorporation                                     Identification Number)


                  246 INDUSTRIAL WAY WEST, EATONTOWN, NJ 07724
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (732) 544-0155

         ITEM 5.  Other Events.

     a) On August 17, 1999, the stockholders of the Company approved a one-for-two reverse split (the "Reverse Split") of the outstanding Common Stock of the Company. The Reverse Split was effective as of August 24, 1999. Pursuant to the terms of the Reverse Split, each share of Common Stock held by a stockholder at the close of business on August 23, 1999 will, from and after August 24, 1999, represent one-half of a share (e.g.: a stockholder holding 1,000 shares of Common Stock on August 23, 1999 would be the holder of 500 shares on August 24, 1999). The symbol "NWCID" will be in effect for a period of approximately twenty days from August 24, 1999 and then will revert to "NWCI". The new CUSIP number for the Common Stock is 648904 20 9.

     Stockholders holding their stock in brokerage accounts need take no action. Stockholders holding stock in their own name may obtain new certificates in the reduced amount. In order to receive new certificates, stockholders may surrender their old certificates to the Company's transfer agent at: American Stock
Transfer  & Trust  Co.,  40  Wall  Street,  New  York,  New  York  10005,  Attn:
Reorganization. If the combination results in a fractional share (i.e., 59 shares become 29.5 shares), the Company has directed that the fractional share be "rounded up" to a whole share (i.e., 30 shares).

     A Restated Certificate of Incorporation, which reflects the approval of (i) the Reverse Split; (ii) a staggered Board of Directors; and (iii) various procedural provisions related to the Board of Directors and stockholder voting discussed in this Form 8-K, was filed with the State of Delaware on August 17, 1999. A copy of such Restated Certificate of Incorporation is annexed as Exhibit
3.1.1 to this Report on Form 8-K.

     (b)On August 31, 1999, the Company acquired the assets of the Chesapeake Bagel Bakery franchise business from Atlanta-based AFC Enterprises, Inc. The acquisition (the "Chesapeake Acquisition") adds more than 70 franchised Chesapeake locations to the Company's Manhattan Bagel system. The Chesapeake Acquisition is being financed through a combination of cash and debt.

     (c)The Company has completed a senior debt financing with BankBoston, N.A. (the "Lender") dated as of August 31, 1999, pursuant to which the Lender has provided a term loan of $12,000,000 and a revolving line of credit of up to $3,000,000. Proceeds were used for (i) payment of the cash portion and the closing costs of the Chesapeake Acquisition; (ii) repayment of certain existing indebtedness to BET Associates, L.P. and the Manhattan Bagel Company Unsecured Creditor's Trust; and (iii) working capital and general corporate purposes.

         To secure payment of this indebtedness, the Company and its active subsidiaries have granted security interests on all of their assets and the stock of such active subsidiaries has been pledged with the Lender. Accordingly, if the Company defaults under the loan documents, an exercise of such security interest and pledge could effect a change in control of the Company's business. A copy of the credit agreement is annexed as Exhibit 10.16 to this Report on Form 8-K.

         ITEM 7.  Exhibits.

         The following exhibits are hereby filed with this Form 8-K:

Exhibit
Number            Description
----------        ---------------
3.1.1             Restated Certificate of Incorporation.

10.16 Credit Agreement dated August 31, 1999 by and among the Company, its active subsidiaries and BankBoston, N.A.

99.1.1            Press Release dated August 23, 1999.

99.1.2            Press Release dated August 31, 1999.

99.1.3            Press Release dated September 1, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEW WORLD COFFEE -
                                        MANHATTAN BAGEL, INC.


                                    By: /s/ Jerold E. Novack
                                       ------------------------
                                       JEROLD E. NOVACK
                                       Chief Financial Officer

Date:    September 7, 1999